Exhibit 10.5

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this "Agreement") is entered into as of September 24, 2014 by and between SERIES C, LLC ("Lender") and COLE OPERATING PARTNERHIP V, LP ("Borrower'').

PRELIMINARY STATEMENT

A.     Borrower is indebted to Lender as evidenced by that certain Subordinate Promissory Note dated March 18, 2014 in the original principal amount of $10,000,000 (the "Note").

B.     The unpaid principal balance of the Note as of the date hereof is $0.00.

C.     Lender and Borrower have agreed to modify the Note as set forth in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.Accuracy of Preliminary Statement. Borrower acknowledges the accuracy of the above Preliminary Statement.

2.Note Modification.

(a)In order to increase the maximum principal amount of the Note from $10,000,000 to $60,000,000, the reference to $10,000,000.00 on the first line of the first page of the Note is hereby amended to $60,000,000.00 and the first full paragraph of the first page of the Note is hereby amended and restated in its entirety as follows:

FOR VALUE RECEIVED, Cole Operating Partnership V, LP, a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of Series C, LI.C, an Arizona limited liability company (“Lender”), at the offices of Lender located at 2325 East Camelback Road, Suite 1100, Phoenix, AZ 85016, the principal amount of $60,000,00, together with interest on the principal balance outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per diem rate equal to the Stated Interest Rate specified below or, the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

(b)The Note is hereby further modified to add the following legend at the top of the first page thereof:

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Lender Debt (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Amended and Restated Subordination Agreement dated as of September ___, 2014 among Cole Credit Property Trust V, Inc., Cole Operating Partnership V, LP, Series C, LLC and JPMorgan Chase Bank, N.A., as administrative agent.

(c)The Note is hereby modified by amending and restating the second sentence of Section 8 as follows:
The term “Credit Facility” shall mean that certain credit facility in an amount not to exceed $750,000,000 pursuant to that certain Credit Agreement dated as of April 25, 2014 by and among the Borrower, as borrower, the lenders from time to time that are parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and the other loan documents executed and delivered in connection therewith (each as amended, supplemented or replaced).

Borrower acknowledges and agrees that: (i) except to the extent expressly provided for in this Agreement, the Note is not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Note; (ii) the Note (as modified by this Agreement) and all rights, title, interest, liens, powers and privileges by virtue thereof are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by the Note and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof; and (iii) no payment, discharge or release of any collateral securing the Note is intended hereby and all liens on all such collateral shall continue in full force and effect, unimpaired from the date of 1heir execution and perfection.

3.Miscellaneous.    The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein. Each of the parties hereto agrees to sign such other and further documents, and to take such other actions, as may be reasonably appropriate to carry out the intentions expressed in this Agreement, including, without limitation, documentation in respect of the reaffirmation and confirmation of liens, and the priority of such liens, on the collateral, if any, for the loan evidenced by the Note. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement, the Note and any other instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understanding, both written an oral, of the parties and any of them with respect to the subject matter hereof, if any.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.

SERIES C, LLC, an Arizona limited liability company

By: /s/ Daniel T. Haug
Printed Name: Daniel T. Haug
Its: Authorized Officer

COLE OPERATING PARTNERSHIP V, LP, a Delaware
limited partnership

By:    Cole Credit Property Trust V, Inc., a Maryland
corporation, its general partner

By: /s/ Simon J. Misselbrook
Printed Name: Simon J. Misselbrook
Its: Chief Financial Officer and Treasurer